EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL

EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended annual report of Bekem Metals, Inc. on Form 10-KSB/A-2 for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Yermek Kudabayev, Principal Executive Officer of Bekem Metals, Inc., certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.           the Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.           the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 2, 2008	By: /s/ Yermek Kudabayev
Yermek Kudabayev
Principal Executive Officer